EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87505, 333-92159, 333-93591, 333-32460, 333-35730, 333-64552, 333-59842, 333-55822 and 333-104711) of KANA Software, Inc., previously Kana Communications, Inc., of our report dated March 17, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 26, 2005